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Exhibit 5

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178

December 29, 2008

The New York Times Company
620 Eighth Avenue
New York, NY 10018

Re:
The New York Times Company's Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for The New York Times Company, a New York corporation (the "Company"), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the offer and sale by the Company pursuant to Rule 415 under the Act from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of securities (the "Securities"), which may include any or all of the following: (i) shares of the Company's Class A common stock, par value $0.10 per share ("Class A Common Stock"); (ii) shares of one or more series of the Company's preferred stock, par value $1.00 per share ("Preferred Stock"); (iii) one or more series of the Company's debt securities (the "Debt Securities"); (iv) warrants to purchase shares of Class A Common Stock, Preferred Stock, Debt Securities, Depositary Shares (as defined below) or securities of third parties or other rights or any combination thereof ("Warrants"); (v) depositary shares representing an interest in Preferred Stock ("Depositary Shares"); (vi) stock purchase contracts to purchase shares of Class A Common Stock or Preferred Stock (the "Stock Purchase Contracts"); and (vii) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase shares of Class A Common Stock or Preferred Stock under the Stock Purchase Contracts ("Stock Purchase Units").

        This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company (the "Certificate of Incorporation") and By-laws of the Company (the "By-laws"), each as amended to date, (ii) certain resolutions of the Company's Board of Directors relating to the Registration Statement, (iii) the Indenture dated March 29, 1995 between the Company and The Bank of New York Mellon (as successor to Chemical Bank), as trustee (the "Trustee"), as supplemented by (x) the First Supplemental Indenture dated as of August 21, 1998 and (y) the Second Supplemental Indenture dated as of July 26, 2002 (together, the "Indenture"), pursuant to which the Debt Securities are to be issued from time to time, and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

        We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

        For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

  •
  the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate of Incorporation, the By-laws, the authorizing resolutions of the Board of Directors of the Company and applicable New York law (each, a "Corporate Action"), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

  •
  prior to the issuance of shares of one or more series of Preferred Stock or any Depositary Shares, the designations, relative rights, preferences and limitations relating to each such series of Preferred Stock not fixed in the Certificate of Incorporation will have been fixed by the Board of Directors by appropriate Corporate Action;

  •
  the Indenture has been duly executed and delivered by the Trustee, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture and that the Indenture constitutes a legal, valid and binding obligation of the Trustee;

  •
  any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement") between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a "Warrant Agent") and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

  •
  to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

  •
  any Depositary Shares will be issued under one or more depositary agreements (each, a "Depositary Agreement") between the Company and a depositary identified in the Depositary Agreement as a depositary (each, a "Depositary"), and the execution, delivery and performance of the applicable Depositary Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

  •
  to the extent that the obligations of the Company under any Depositary Agreement may be dependent upon such matters, we assume for purposes of this opinion letter that the Depositary with respect to such Depositary Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Depositary will be duly qualified to engage in the activities contemplated by such Depositary Agreement; that such Depositary Agreement will have been duly authorized, executed and delivered by such Depositary and will constitute the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; that such Depositary will be in compliance, generally and with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and that such Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement;

  •
  any Stock Purchase Contracts will be issued under one or more purchase contract agreements (each, a "Purchase Contract Agreement") between the Company and a purchase contract agent identified in the Purchase Contract Agreement as a purchase contract agent (each, a "Purchase Contract Agent"), and the execution, delivery and performance of the applicable Purchase Contract Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

  •
  to the extent that the obligations of the Company under any Purchase Contract Agreement may be dependent upon such matters, we assume for purposes of this opinion letter that the Purchase Contract Agent with respect to such Purchase Contract Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Contract Agent will be duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; that such Purchase Contract Agreement will have been duly authorized, executed and delivered by such Purchase Contract Agent and will constitute the legal, valid and binding obligation of such Purchase Contract Agent, enforceable against such Purchase Contract Agent in accordance with its terms; that such Purchase Contract Agent will be in compliance, generally and with respect to acting as a Purchase Contract Agent under such Purchase Contract Agreement, with all applicable laws and regulations; and that such Purchase Contract Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement;

  •
  any Stock Purchase Units will be issued under one or more purchase unit agreements (each, a "Purchase Unit Agreement") between the Company and a purchase unit agent identified in the Purchase Unit Agreement as a purchase unit agent (each, a "Purchase Unit Agent"), and the execution, delivery and performance of the applicable Purchase Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

  •
  to the extent that the obligations of the Company under any Purchase Unit Agreement may be dependent upon such matters, we assume for purposes of this opinion letter that the Purchase Unit Agent with respect to such Purchase Unit Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Unit Agent will be duly qualified to engage in the activities contemplated by such Purchase Unit Agreement; that such Purchase Unit Agreement will have been duly authorized, executed and delivered by such Purchase Unit Agent and will constitute the legal, valid and binding obligation of such Purchase Unit Agent, enforceable against such Purchase Unit Agent in accordance with its terms; that such Purchase Unit Agent will be in compliance, generally and with respect to acting as a Purchase Unit Agent under such Purchase Unit Agreement, with all applicable laws and regulations; and that such Purchase Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Unit Agreement;

  •
  the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

  •
  a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

  •
  all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

  •
  a definitive purchase, underwriting or similar agreement (each, a "Definitive Agreement") with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

  1.
  Upon due authorization by Corporate Action of the issuance and sale of shares of Class A Common Stock and upon issuance and delivery of such shares of Class A Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Class A Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Class A Common Stock), such shares of Class A Common Stock will be validly issued, fully paid and nonassessable.

  2.
  Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

  3.
  When the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the Indenture, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such Debt Securities, in accordance with the terms and provisions of the Indenture and the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

  4.
  When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment of consideration for such Warrants in accordance with the terms and provisions of such Warrant Agreement and the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration

    Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company.

  5.
  When Depositary Shares evidenced by depositary receipts are issued and delivered, against payment of consideration for such Depositary Shares, in accordance with the terms of a Depositary Agreement and duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company in accordance with the Depositary Agreement, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

  6.
  When the Stock Purchase Contracts have been duly authorized by Corporate Action and duly executed and delivered against payment of consideration for such Stock Purchase Contracts in accordance with the applicable Definitive Agreements, the Stock Purchase Contracts will constitute valid and binding obligations of the Company.

  7.
  When the Stock Purchase Units have been duly authorized by Corporate Action and duly issued and delivered against payment of consideration for such Stock Purchase Units in accordance with the applicable Definitive Agreements and assuming in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, the Stock Purchase Units will constitute valid and binding obligations of the Company.

        The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectibility of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

        We render the foregoing opinion as members of the bar of the State of New York and express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

        We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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  Exhibit 5